SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2002

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 887-1300

(Former name or former address, if changed since last report)

Item 5.      Other Events

     As previously announced, on November 21, 2002, the Board of Directors of Arbitron Inc. (the “Company”) adopted a Stockholder Rights Plan. In connection with the Stockholder Rights Plan, a right to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company was distributed for each outstanding share of the Company’s common stock held of record on December 9, 2002 (the “Record Date”). On or about December 17, 2002, the Company mailed to stockholders of record on the Record Date a Summary of the Stockholder Rights Plan (the “Summary”).

     The Company’s cover letter, dated December 13, 2002, and the Summary are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the Stockholder Rights Plan was previously filed as an exhibit to the Company’s Form 8-K Current Report dated November 21, 2002.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

99.1.	Cover letter to stockholders dated December 13, 2002.

99.2.	Summary of the Stockholder Rights Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: December 18, 2002	By:	/s/ Stephen B. Morris
Stephen B. Morris Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1.	Cover letter to stockholders dated December 13, 2002.

99.2.	Summary of the Stockholder Rights Plan.